Excess land contract


                             EARNEST MONEY CONTRACT


      This Contract of Sale (the "Contract") is made and entered into by and between VERIQUEST PROPERTY COMMERCE 1995-I, a Texas joint venture having its principal office at 7676 Woodway, Suite 280, Houston, Texas 77067 ("Seller"), and UNITED INVESTORS REALTY TRUST, a Texas real estate investment trust having its principal office at 5847 San Felipe, Suite 850, Houston, Texas 77057 ("Buyer"). This Contract is dated as of the later of the two dates set forth immediately above each of the signatures of the parties hereto, on the signature page hereof (the "Contract Date"). In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I
                                  The Property

      1.1 Property. Subject to the terms and provisions of this Contract, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the following described property (collectively, the "Property"):

            (a) A certain tract of land located in Fort Bend County, Texas, being described more fully on Exhibit "A" which is attached hereto and incorporated herein by reference ( the "Land"). The Land also includes any interest of Seller in and to (i) any strips or gores between the property described on Exhibit "A" and all abutting properties and (ii) any land lying in or under the bed of any street, alley, road or right of way, opened or proposed, abutting or adjacent to the Land;

            (b) Any and all buildings, fixtures, improvements, structures and personal property situated on the Land;

            (c) All rights in and to roads, rights-of-way, ingress and egress easements relating to the Land, and all other rights of access thereto;

            (d) All mineral rights owned and held by Seller relating to the Land, whether surface or subsurface, or otherwise;

            (e) All site plans, surveys, soil and substrata studies, plans and specifications, engineering plans and studies and other plans, diagrams or studies of any kind, if any, in Seller's possession or control which relate to the Land;

            (f) All rights, privileges, tenements,  hereditaments,  reversionary
      interests,   appendages,   appurtenances,   riparian  or  littoral  rights
      belonging in or in anywise appertaining to the Land; and


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            (g) All rights,  titles and  interests of Seller in and to any award or awards heretofore or hereafter made by any municipal, county, state or federal authority or board to the present and all subsequent owners of the Land.

      1.2 Additional Earnest Money ContrReference is here made to that certain Contract of Sale between Veriquest-Colony Plaza One 1997, a Texas joint venture, as seller therein (the "Shopping Center Seller") and Buyer as buyer therein (the "Additional Shopping Center Contract"), dated as of the Contract Date hereof, pertaining to the shopping center, known as the Colony Plaza Shopping Center, which adjoins the Property and is shown on the site plan attached hereto as Exhibit "A-1" (the "Adjoining Shopping Center").

                                   ARTICLE II
                                 Purchase Price

      2.1 Purchase Price. The total purchase price ("Purchase Price") for the Property equals the sum of One Million Fifty Thousand and No/100 Dollars ($1,050,000.00), payable in cash in full at Closing.

      2.2 Earnest Money Deposit. On the date of this Contract, Buyer hereby delivers to Safeco Land Title Company, having its principal office at 8080 North Central Expressway, Suite 500, Dallas, Texas 75206, Attention: Maggie Fielding, Executive Vice President and Escrow Officer (the "Title Company"), the sum of $10,000.00 as Buyer's Earnest Money Deposit (herein so called) which shall be held by the Title Company in escrow in an interest-bearing account. Interest earned thereon shall be held for the benefit of Buyer, provided that at the Closing, the earnest money deposit and interest thereon shall be credited against the Purchase Price. If the Closing is not held by reason of a Permitted Termination, the Earnest Money Deposit and interest shall be returned to Buyer. If the Closing is not held for any other reason, the Earnest Money Deposit shall be disbursed as provided for herein and the interest shall be paid to the party otherwise entitled to receive the Earnest Money Deposit.

      2.3   Additional Payments.

            (a) Notwithstanding anything contained herein to the contrary, it is specially agreed that Seller is entitled to be paid the Earnest Money Deposit, together with the additional sum of $15,000 payable by Buyer to Seller as a "Break-Up Fee", as soon as practicable after the Closing Date herein provided, if the following events occur: (i) this Contract is not consummated after Buyer sends the Notice to Continue set forth in Section 3.6(b), except by reason of Seller's default hereunder, and (ii) Buyer purchases the Adjoining Shopping Center under the terms of the Additional Shopping Center Contract, or other terms approved by the parties thereto. Otherwise, Seller is entitled to payment of the Earnest Money Deposit and the Break-Up Fee as provided under Section 8.1 hereof.

            (b) If (i) Buyer elects to proceed with this Contract after delivery of its Notice to Continue described in Section 3.6(b), or (ii) Buyer elects not to proceed with this Contract and purchases the Adjoining Shopping Center under the terms of the Additional Shopping Center Contract, or other terms approved by the parties thereto, then Buyer is obligated to pay directly to or reimburse Seller within 15 days of presentment of invoices therefor, all taxes and common area assessments

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     associated   with  the  Property  and  assessed  by  the  owner,   and  its
     representatives, successors and assigns, of the Adjoining Shopping Center (the "Additional Sums"), which accrue as of the closing date of the sale to the Buyer of the Adjoining Shopping Center under the Additional Shopping Center Contract, through either (i) the two year period following the closing date of such Adjoining Shopping Center Contract, or (ii) the Closing Date of this Contract, whichever occurs earlier. Failure of Buyer to make any such payments entitle the Seller to terminate this Contract within 10 days of written demand therefor, without waiver of its right to demand and receive the additional payments set forth in Sections 2.3(a) and
     (b) hereof, or receive a credit at the Closing for such amounts. Notwithstanding anything contained in this Section 2.3(b) to the contrary, if this Contract is not consummated solely by reason of the default of Seller, then Seller is liable and obligated to reimburse Buyer for all sums paid by it under this Section 2.3(b) and Buyer shall otherwise have no liability or obligation to pay any of the Additional Sums.

                                   ARTICLE III
                                Title, and Survey

      3.1 Title Commitment. Within three (3) days after the Contract Date, Seller agrees to order, at the sole cost and expense of Buyer, a current commitment for Title Insurance for the Project (the "Title Commitment") countersigned by the Title Company, as agent for the Title Underwriter, which Title Commitment shall be furnished to Buyer. The Title Commitment shall contain the express commitment of the Title Company to issue a Texas Form T-1 Owner's Policy of Title Insurance to the extent permitted by Texas law for the Project, which shall otherwise be in form and content consistent with Section 4.5 below. The Title Commitment shall be accompanied by legible copies of all instruments that create or evidence title exceptions affecting the Real Property.

      3.2 Survey. Within three (3) days after the Contract Date, Seller agrees to furnish to Buyer a copy of the existing survey for the Project in its possession prepared by Gary Boles of Clark Surveying (the "Existing Survey"). Buyer has the right to obtain, at its sole cost and expense, an update of the Existing Survey to a date subsequent to the Contract Date and certified to Buyer and the Title Company (the "Survey"). The Survey certification shall be in such form as Buyer may require. The metes and bounds description of the Land contained in the Survey, if different from that attached as Exhibit "A" hereto, shall be used for purposes of describing the Real Property in the general warranty deed conveying title to the Real Property from Seller to Buyer.

      3.3 Review of Title Commitment and Survey. Buyer shall have a period of fifteen (15) days (the "Title Review Period") after the Contract Date in which to review the Title Commitment and the Survey and give written notice to Seller specifying Buyer's objections (the "Objections"), if any, to the Title
Commitment and the Survey. If Buyer shall fail to give written notice of Objections to Seller prior to the expiration of the Title Review Period, then all exceptions to title shown on Schedules B and C of the Title Commitment shall be deemed to be Permitted Exceptions.

      3.4 Seller's Obligation to Cure; Buyer's Right to Terminate. If Buyer shall have timely notified Seller in writing of Objections to the Title Commitments or the Survey, then Seller may, but shall not be obligated to, at any time prior to the expiration of the Inspection Period (the "Cure Period"), give written notice ("Seller's Title Cure Notice") to Buyer of Seller's intention to satisfy the Objections prior to the Closing Date. If Seller fails to timely give Buyer the Seller's Title Cure Notice, then Buyer shall have the

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option,  within five days of expiration of the Inspection Period, or within five days of receipt of Seller's written notice of Seller's election not to satisfy the Objections, if sooner, to either (i) waive the unsatisfied Objections, in which event those unsatisfied Objections shall become Permitted Exceptions, or
(ii) terminate this Contract, in which event the Earnest Money Deposit shall be returned to Buyer and Seller and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Contract.

      3.5 Title Policy. At the Closing, Seller shall cause, provided that Buyer pays the cost thereof, a standard T-1 form Owner's Policy of Title Insurance (the "Owner's Title Policy") to be furnished to Buyer by the Title Company. The Owner's Title Policy shall be issued by the Title Underwriter and shall insure that Buyer has good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions. The Owner's Title Policy shall contain no exceptions other than (i) visible and apparent easements, as shown on the Survey, and (iii) Permitted Exceptions. At Buyer's option and cost, the "survey exception" in the Owner's Title Policy shall be modified to read "shortages in area only". The tax exception shall be limited to taxes for the year of Closing and subsequent years not yet due and payable and subsequent assessments for prior years due to change in land usage or ownership.

      3.6   Inspection.

      (a) Buyer shall have the right, during the Inspection Period, to make such examinations, studies, appraisals, inspections, engineering, environmental and insurance underwriting tests and investigations (the "Inspections") of the Property as Buyer may deem advisable. Such Inspections shall include, without limitation, review of true copies of the latest real estate tax bills, common area assessments, service contracts affecting the Property, and any and all other contracts and agreements relating to the Property. Seller shall cooperate with Buyer in making available the Property for Buyer's Inspections, including any and all books and records relating thereto. Buyer may also reinspect the Property prior to Closing to verify that the Property has remained in the same physical shape, ordinary wear and tear excepted, as the Property was during the Inspection Period. The term "Inspection Period" means the fifteen (15) day period following the Contract Date.

      (b) If Buyer elects for this Contract to remain in full force and effect beyond the Inspection Period, then Buyer, at its sole option, shall deliver written notice (the "Notice to Continue") thereof to Seller and Title Company, on or before the expiration of the Inspection Period. Once the Notice to Continue has been given, and the Earnest Money Deposit and the Break-up Fee shall become at risk and payable to Seller, if owed under the provisions of
Section 2.3(a) and Buyer shall be obligated to pay any Additional Sums, if owed under the provisions of Section 2.3(b). If, however, Buyer does not timely deliver the Notice to Continue prior to the expiration of the Inspection Period, or if Buyer notifies Seller and Title Company that Buyer has no further interest in purchasing the Property, then, in either event, the Earnest Money Deposit shall be returned to Buyer, and thereafter Seller and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Contract. Failure to deliver the notice to the Seller herein prior to the expiration of the Inspection Period shall be deemed to be Buyer's election to terminate this Contract.

      (c) Seller hereby grants to Buyer the right to enter upon the Property at any reasonable time during the term of this Contract prior to Closing to make surface or subsurface inspection thereof, or for other purposes incident to Buyer's requirements relative to the acquisition and use of the Property. The

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Property shall be restored to its present  condition after any tests, at Buyer's sole expense Buyer shall indemnify and hold harmless the Seller from and against all loss, liability, damage, injury and claims resulting from Buyer's testing or inspection of the Property; provided, however, this indemnity shall not include, and shall specifically exclude, any loss, liability, damage etc. arising out of or resulting from Seller's gross negligence or willful misconduct and the discovery of any condition that may require remediation under applicable environmental laws. This indemnity shall survive the Closing or termination of this Contract for a period of six months, after which this indemnity shall automatically terminate.

      3.7 Reports. Within 5 days of the date of this Contract, Seller agrees to furnish to Buyer copies of all site plans, surveys, environmental reports, plans and studies in its possession which relate to the Property.


                                   ARTICLE IV
                         Representations and Warranties

      4.1 Representations and Warranties of Seller.

      Seller hereby represents and warrants as of the date hereof and as of the Closing Date that:

            (a) There are no contracts or agreements outstanding (whether for sale, exchange or otherwise) which affect any portion of the Property or its operation;

            (b) The continued ownership, operation, use and occupancy of the Property does not violate any zoning, building, health, flood control, fire or other law, ordinance, order or regulation or any restrictive covenant. There are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement, affecting any portion of the Property and no written notice of any such violation has been issued by any governmental authority;

            (c) There is no action, suit, proceeding or claim affecting the Property or any portion thereof, nor affecting Seller or relating to the ownership, operation, use or occupancy of the Property pending or being prosecuted in any court or by or before any federal, state, county, or municipal department, commission, board, bureau or agency or other governmental instrumentality nor, to the knowledge of Seller, is any such action, suit, proceeding or claim threatened or being asserted. There is no proceeding pending or presently being prosecuted for the reduction of the assessed valuation of taxes or other assessments payable in respect of any portion of the Property;

            (d) No portion of the Property is the subject of any actual or proposed condemnation or eminent domain proceeding, or any other litigation or proceeding, (whether for widening of streets, installation of utilities or otherwise affecting the Property or any portion thereof, and Seller has not received any written notice and has no knowledge that any such proceeding is contemplated);

            (e) There are adequate means of ingress and egress, for vehicular and pedestrian traffic, to and from the Land and each adjoining street, road or highway. All routes of ingress and egress to and from the Land, to the extent they pass through adjoining land, do so in accordance with

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      valid  public  easements  or  valid  private  easements  which  constitute part of the Property and will be conveyed to Buyer at the Closing and will inure to the benefit of Buyer;

            (f) Within Seller's current actual knowledge, no Hazardous Material (as defined below) has been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, in, on or under the Property, including without limitation, the surface and subsurface waters of the Property except in compliance with Hazardous Material Law, nor has any activity been undertaken on or adjacent to the Property which would cause (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within, any Hazardous Material Law (as defined below), (ii) a release or threatened release of Hazardous Material from or on to the Property within the meaning of, or otherwise bring the Property under, any Hazardous Material Law, or (iii) the discharge of Hazardous Material which would require a permit under any Hazardous Material Law. To the best of Seller's knowledge, there are no conditions with respect to the Property which would cause a violation or support a claim under any Hazardous Material Law, and no underground storage tanks or underground deposits of Hazardous Materials are or were located on the Property, or to Seller's current actual knowledge, adjacent to the Property, and subsequently removed or filled. For purposes of this representation, "Hazardous Materials" means and includes asbestos or any substance containing asbestos, polychlorinated biphenyls, any explosives, radioactive materials, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, infectious wastes, any petroleum or petroleum-derived waste or product or related materials and any items defined as hazardous, special or toxic materials, substances or waste under any Hazardous Material Law, or any material which shall be removed from the Property pursuant to any administrative order or enforcement proceeding or in order to place the Property in a condition that is suitable for ordinary use. "Hazardous Material Laws" collectively means and includes any present and future local, state, federal or international law or treaty relating to public health, safety or the environment including without limitation, the Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C. ss.6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the
      Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., the Clean Water Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, as amended 42 U.S.C. ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq., the National Environmental Policy Act, 42 U.S.C. ss.4321 et seq., the Noise Control Act, 42 U.S.C. ss.4901 et seq., and the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 et seq., and the amendments, regulations, orders, decrees, permits, licenses or deed restrictions now or hereafter promulgated thereunder;

            (g) Seller is not  prohibited  from  consummating  the  transactions
      contemplated  in  this  Contract,  by  any  law,  regulation,   agreement,
      instrument, restriction, order or judgment;

            (h) There are no adverse parties in possession of the Property or of any part thereof and no parties in possession thereof except Seller, and no party has been granted any license, lease, or other right relating to the use or possession of the Property;


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            (i)  There  are no  attachments,  executions,  assignments  for  the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller or pending against Seller or the Property;

            (j) Seller will completely discharge at or prior to Closing (whether or not payable in installments or otherwise) any liens, charges, security interests or other encumbrances affecting the Property, other than assessments levied by local municipal authorities;

            (k) No portion of the Property has been designated or assessed for "agricultural use" or as "qualified open space land" within the meanings of Article VIII, section 1-d or section l-d-1 of the Texas Constitution, or the statutes codified as Section 23.46 or 23.55 of the Texas Property Tax Code, as amended, for any portion of the six (6) calendar years preceding the date of this Contract;

            (l) To the best of Seller's knowledge, there are no surface or subsurface faults, fissures or other geological defects or flaws which affect the Property;

            (m) Seller has full right, title and authority to enter into this Contract, and that no other party has any right, option, interest, or claim to all or any part of the Property, whether subject to earnest money contract, option agreement, right of first refusal, reversionary or future interests, or right of reverter; and

            (n) Seller is not a foreign person or entity pursuant to the Foreign Investment in Real Property Tax Act, or the Tax Reform Act of 1984, and Buyer is not obligated to withhold any portion of the Purchase Price for the benefit of the Internal Revenue Service.

All of Seller's warranties and representations shall survive any inspection or investigation made by or on behalf of Buyer for a period of six months after the Closing of the transaction contemplated herein.


                                    ARTICLE V
                         Conditions Precedent to Buyer's
                               Obligation to Close

      5.1 Buyer's obligation to consummate the transactions contemplated hereunder is conditioned upon satisfaction of each of the following conditions at or prior to the Closing (or such earlier date as is specified with respect to a particular condition):

            (a) None of the representations and warranties of Seller set forth in Article IV hereof shall be untrue or inaccurate in any material respect.

            (b) Seller shall not have failed to perform or comply with any of its agreements or obligations in any material respect and within the time periods provided herein.

            (c) Notwithstanding anything contained herein to the contrary, if this Contract terminates by reason of Buyer's failure to send the Notice to Continue, the Earnest Money Deposit and interest thereon shall be paid over to Buyer, less the sum of Fifty and No/100 Dollars ($50.00) (the

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     "Option Sum"),  which is to be retained by the Seller as consideration  for this Contract, which consideration is deemed earned as of the date of this Contract.

          (d) No geological flaw, fault, or defect, soil condition or other physical defect which would prevent the Buyer from developing the Property as a shopping center in Buyer's reasonable judgment shall have been discovered during the Inspection Period.

      5.2 Termination if Conditions Precedent not Satisfied or Waived. If any of the conditions precedent to the performance of Seller's obligations under this Contract have not been satisfied, waived, or deemed waived by the Buyer within the time frame established herein, then the Buyer may, at its option, by written notice delivered to the obligated party and Title Company, terminate this Contract, in which event the Earnest Money Deposit shall be returned to Buyer and thereafter Buyer and Seller shall have no further obligations, one to the other, with respect to the subject matter of this Contract, subject to the provisions of Article VIII hereof, and except as otherwise provided under
Section 2.3 hereof.


                                   ARTICLE VI
                                     Closing

      6.1 Time and Place of Closing. Provided that all of the conditions of this Contract shall have been satisfied prior to or on the Closing Date (herein so called), the Closing (herein so called) of this transaction shall take place at the offices of the Title Company in Dallas, Texas, on or before the second (2nd) anniversary date following the closing of the transaction contemplated by the Additional Contract, or such earlier date as may be specified by Buyer by not less than ten (10) days advance written notice to Seller.

      6.2   Events of Closing.  At the Closing:

            (a)   Seller shall deliver to Buyer the following:

                  (1) A Special  Warranty Deed in form and substance  reasonably approved by the parties, but listing only the Permitted Exceptions as exceptions to title, duly executed and acknowledged by Seller, conveying to Buyer the Property in indefeasible fee simple, free and clear of any lien, encumbrance or exception other than the Permitted Exceptions;

                  (2) A standard Texas Owner's Policy of Title Insurance  issued by the Title Company, at Buyer's cost, conforming to the requirements of Article III above insuring Buyer's title in indefeasible fee simple in the amount of the Purchase Price and containing no exceptions other than the Permitted Exceptions;

                  (3) Tax certificates from all taxing authorities having jurisdiction over the Property, showing payment of all ad valorem taxes on said Property through the calendar year preceding the Closing of this purchase and sale;

                  (4)   Possession of the Property;


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               (5) A UCC  search  of  the  Property  reflecting  no  outstanding security interests affecting the Property;

               (6) A written consent of all of the individuals comprising the Seller in form and substance satisfactory to Buyer and its counsel, which reflects the authorization of the transactions herein by Seller and evidence of the authority of the individual executing the closing documents to execute and deliver this Contract and the documents provided for hereunder;

               (7) The affidavit in form and substance satisfactory to Buyer that Seller is not a foreign person or entity subject to the Foreign Investment in Real Property Tax Act or the Tax Reform Act of 1984; and

               (8) Such other evidence of the authority and capacity of Seller and its representatives as Buyer or the Title Company may reasonably require.

      (b) Buyer shall deliver the following:

               (1) The Purchase Price, as required pursuant to Section 2.1 above, in immediately available funds, such as wire transfer or by Buyer's certified or cashier's check, or Title Company check in U.S. funds;

               (2) Any sums  due by Buyer to  Seller  under  the  provisions  of
          Section 2.3(b) or otherwise under the other provisions of this Contract.

               (3) Such other evidence of the authority and capacity of Buyer and its representatives as the Seller or the Title Company may reasonably require.

      6.3 Expenses. Seller shall pay the cost of tax certificates, one-half of the escrow fee charged by the Title Company, its share of the prorations as set forth in Section 6.4 hereof, and its own attorneys' fees. Buyer shall pay the premium for the Owner's Policy of Title Insurance (including the fee for amending the area and boundary exception), its proportionate share of the prorations as set forth in Section 6.4 hereof, one-half of the escrow fee charged by the Title Company, the recording fees for its Special Warranty Deed, the cost of to update the Survey, the cost of the UCC search, and its own attorneys fees. Except as otherwise provided in this Section, all other expenses hereunder shall be paid by the party incurring such expenses. Additionally, any expenses, charges and fees of closing, not specifically allocated herein or incurred by a specific party, shall be borne by the parties according to general custom in Missouri City, Texas, or, if no such custom exists, shall be borne equally between the parties.

      6.4 Prorations. Rental income, if any, and personal property ad valorem taxes, if any, prorated to the Closing, based upon actual calendar days involved. Seller shall be responsible for all ad valorem taxes for any period prior to and including the date of Closing, except as otherwise provided in
Section 2.3(b). Buyer shall receive credit on the amount of the cash payments to be made by Buyer pursuant hereto for the prorated amount thereof chargeable to Seller. In connection with the proration of both real and personal property ad valorem taxes, if actual tax figures for the year of closing are not available at the Closing Date, a final proration of taxes shall be made using tax figures from the current year. Seller shall, on or before the Closing Date, furnish to Buyer and the Title Company all information necessary to compute the prorations provided for in this Section. All special taxes and assessments due to the date of Closing, and any "roll-back" taxes contemplated under Section 4.1(n), shall be paid by Seller.

      In the event any property taxes levied against the Property have been deferred pursuant to Section 23.46 or Section 23.55 of the Texas Property Tax Code, as may be amended from time to time, or any similar law and this sale or change in the use of the Property causes the amount of the deferred taxes to become payable, Seller shall reimburse Buyer upon demand for the amount of such deferred taxes plus any interest and penalty charged thereon. This Section 6.4 shall survive the Closing.


                                   ARTICLE VII
                       Damage and Condemnation to Property

      Seller agrees to give Buyer prompt written notice of any fire or casualty affecting the Property between the date hereof and the Date of Closing or of any actual or threatened taking or condemnation of all or any portion of the Property. If prior to the Closing there occurs the taking or condemnation of all or any portion of the Property, or notice of such action is delivered, or a casualty shall occur that materially affects the Property, in such event Buyer may at its option terminate this Contract by notice to Seller within twenty (20) days after Buyer has received the notice referred to above or at the Closing, whichever is earlier. If Buyer does not so elect to terminate this Contract, then the Closing shall take place as provided herein but the amount of the condemnation award or insurance proceeds actually received by Seller shall be credited to the Purchase Price. All risk of loss contemplated by this Article VII shall be borne by Seller until acceptance by Buyer of delivery of Seller's deed at the Closing.


                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

      8.1 Default of Buyer. If Buyer fails or refuses to consummate the transaction contemplated by this Contract, for any reason other than the permitted termination of this Contract by Buyer pursuant to a right to do so expressly set forth in this Contract, then such event shall constitute a default by Buyer hereunder and the Seller may, as the Seller's sole and exclusive remedy for such default, either (i) bring an action against the Buyer for specific performance of the Buyer's obligations under this Contract, or (ii) terminate this Contract by giving written notice thereof to Buyer and the Title Company at or prior to the Closing Date, whereupon the Title Company shall deliver the Earnest Money Deposit (including the interest earned thereon) to the Seller which shall constitute liquidated damages hereunder and thereafter neither party hereto shall have any further rights or obligations hereunder. Additionally, should a termination of the Contract arise and Seller is entitled to remedies available to it under this Section 8.1, and in fact elects the remedies available to it under Section 8.1(ii), then Buyer shall remain liable and obligated to pay to Seller the Break-up Fee under Section 2.3(a) and any unpaid Additional Sums under Section 2.3(b) for the period specified therein. The Break-up Fee and any unpaid Additional Sums owed by Buyer are due and payable promptly after written demand is made, if Buyer is otherwise obligated to pay same as prescribed herein. It is agreed that the Earnest Money Deposit, the Break-up Fee and the Additional Sums are a reasonable forecast of just compensation for the harm that would be caused by such default, which the parties agree is one that is incapable or very difficult of accurate estimation, and that payment of the sums set out herein upon such default shall constitute full satisfaction of Buyer's obligations hereunder.

      8.2 Default of Seller. If Seller fails or refuses to consummate the sale of the Property to Buyer pursuant to this Contract at the Closing or fails to perform any of Seller's other obligations hereunder for any reason other than Buyer's failure to perform Buyer's obligations under this Contract, then Buyer may, as Buyer's sole and exclusive remedy for such default, either (i) bring an action against the Seller for specific performance of the Seller's obligations under this Contract, (ii) terminate this Contract by giving written notice thereof to Seller and the Title Company at or prior to the Closing Date, whereupon the Title Company shall deliver the Earnest Money Deposit (including the interest earned thereon) to Buyer and thereafter neither party hereto shall have any further rights or obligations hereunder, or (iii) receive the return of the Earnest Money Deposit and prosecute an action for damages if Seller has conveyed or hypothecated the Property to a third party in violation of the terms hereof.

      8.3 Earnest Money. In the event either Seller or Buyer becomes entitled to the Earnest Money Deposit upon cancellation of this Contract in accordance with its terms, such party may deliver a letter of instruction to the Title Company directing disbursement of the Earnest Money Deposit to the party entitled thereto. The party delivering such notice to the Title Company shall concurrently deliver a copy of the notice to the other party hereto. Upon the expiration of three (3) business days after its receipt of the letter of instructions, the Title Company may deliver the Earnest Money Deposit to the party as specified in the letter of instructions unless, within such three (3) business day period, the Title Company shall have received a written objection to such delivery from the other party hereto. In such event, the Title Company shall not deliver the Earnest Money Deposit to either party unless it has a written authorization to do so signed by both parties or a court order has been issued by a court of competent jurisdiction to deliver the Earnest Money Deposit to one of the parties hereto. The Title Company may deposit the Earnest Money Deposit into a court of competent jurisdiction and thereafter shall have no further interest in or responsibility for this Contract or for the Earnest Money Deposit.

      8.4 Indemnification of Title Company. Each party hereto hereby indemnifies and holds harmless the Title Company from any loss, damage or claim therefor arising out of or in connection with the receipt and disposition of the Earnest Money Deposit in accordance with the instructions set forth in this Contract. These indemnities shall survive the termination of this Contract or a closing pursuant hereto.


                                   ARTICLE IX
                       Interim Responsibilities of Seller

      Seller agrees that during the period between the date of this Contract and the Closing Date:

            (a) Seller may not further encumber the Property in any manner or permit or suffer the filing or attachment of any lien of mechanic's or materialmen. If the Property becomes subject to any such liens or encumbrances in contravention of this subparagraph (a), Buyer may elect to terminate this Contract or to consummate the transactions contemplated hereunder and apply the Purchase Price or so much thereof as may be necessary to retire any such liens or encumbrances;

            (b) Seller must maintain Seller's existing insurance coverage, if any, with respect to the Property from the date hereof through the Date of Closing or earlier termination of this Contract;

            (c) Seller shall not file any restrictive covenants or impose, by grant or otherwise, any deed restrictions affecting the Property, grant any licenses, easements or other uses affecting the Property, without Buyer's prior written consent; nor place or permit to be placed on the Property any buildings, structure or other improvements, nor remove or permit to be removed from the Property, any buildings, structures, trees, shrubbery or other improvements of any kind whatever, without Buyer's prior written consent; and

            (d) Seller may not excavate or permit the excavation of the Property and may not do or suffer to be done any act whereby the value of any party of the Property may be lessened.


                                    ARTICLE X
                              Brokerage Commission

      Each party warrants to the other that neither of them nor their agents or representatives have engaged or contacted any broker with respect to the transaction contemplated herein, that no brokers have been involved with the purchase and sale hereunder, and each party agrees to indemnify and hold the other party harmless from any and all claims for brokerage fees arising out of its actions. The provisions of this Article survive for a period of 6 months following the Closing Date.


                                   ARTICLE XI
                                  Miscellaneous

      11.1 No Assumption of Seller's Liabilities. Buyer is acquiring only the Property from Seller and is not the successor of Seller. Buyer does not assume or agree to pay, or indemnify Seller or any other person or entity against, any liability, obligation or expense of Seller or relating to the Property in any way except only to the extent, if any, herein expressly and specifically provided herein.

      11.2 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received when actually received, or, if earlier and regardless of whether actually received, upon deposit in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage fully prepaid, addressed to the addressee at its address set forth below:

      If to Seller:           VeriQuest-Property Commerce 1995-I
                              7676 Woodway, Suite 280
                              Houston, Texas 77067

      With Copy to:           Leo A. Kissner, Esq.
                              Kissner & Sandvig, P.C.
                              4265 San Felipe
                              Suite 550
                              Houston, Texas 77027-2974
                              Telephone: (713) 850-0004
                              Telecopy: (713) 850-1515


      If to Buyer:            United Investors Realty Trust
                              5847 San Felipe
                              Suite 850
                              Houston, Texas 77057
                              Attention: Randall Keith
                              Chief Operating Officer
                              Telephone: (713) 781-2858
                              Telecopy: (713) 268-6005

      With a Copy to:         Lewis H. Sandler, Esq.
                              United Investors Realty Trust
                              8080 North Central Expressway
                              Suite 400
                              Dallas, Texas 75206
                              Telephone: (214) 360-3665
                              Telecopy:  (214) 360-3696

                              James, Goldman & Haugland, P.C.
                              Attn: Merton B. Goldman, Esq.
                              8th Floor Texas Commerce Bank Bldg.
                              201 East Main
                              El Paso, Texas 79901
                              (915) 532-3911
                              FAX: (915) 541-6440

      11.3 Survival. All warranties, representations, indemnities, and agreements contained herein or arising out of the sale of the Property by Seller to Buyer shall survive the Closing hereof for a period of six months thereafter, unless a longer period is expressly stated herein.

      11.4 Governing Law; Venue. The laws of the State of Texas govern the validity, enforcement, and interpretation of this Contract. The obligations of the parties are performable and exclusive venue for any legal action arising out of this Contract lie in Fort Bend County, Texas.

      11.5 Integration; Modification; Waiver. This Contract constitutes the complete and final expression of the agreement of the parties relating to the Property, and supersedes all previous contracts, agreements, and understandings of the parties, either oral or written, relating to the Property. This Contract cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Contract) executed by the party against whom enforcement of the modification or waiver is sought. The terms and provisions of this Contract shall not merge with, be extinguished or otherwise affected by any subsequent conveyance or instrument by or between the parties hereto unless such instrument shall specifically so state and be signed by both Buyer and Seller.

      11.6 Counterpart Execution. This Contract may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

      11.7 Headings; Construction. The headings which have been used throughout this Contract have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Contract. Words of any gender used in this Contract shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. If the last day of any time period stated herein shall fall on a Saturday, Sunday, legal or banking holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday, legal or banking holiday.

      11.8 Invalid Provisions. If any one or more of the provisions of this Contract, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Contract and all other applications of any such provision shall not be affected thereby.

      11.9 Binding Effect. This Contract shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and assigns. Buyer may assign its rights hereunder, but Buyer shall not be relieved of any duties and obligations hereunder. Except as expressly provided herein, nothing in this Contract is intended to confer on any person, other than the parties hereto and their respective heirs, personal representatives, successors and assigns, any rights or remedies under or by reason of this Contract.

      11.10 Further Acts. In addition to the acts recited in this Contract to be performed by Seller and Buyer, Seller and Buyer agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

      11.11 Date of Contract. The date of this Contract shall for all purposes be the date of the execution hereof by the Title Company acknowledging receipt of Buyer's Earnest Money Deposit.

      11.12 Time. Time is of the essence in this Contract.

      EXECUTED by Buyer on the ______ day of April, 1998.

                        BUYER:            UNITED INVESTORS REALTY TRUST, a Texas
                          real estate investment trust



                        By: /s/ Randall Keith, Chief Operating Officer
                                ------------------------------------------------
                                Randall Keith, Chief Operating Officer



      EXECUTED by Seller on the ___________ day of April, 1998


                        SELLER: VERIQUEST-PROPERTY COMMERCE 1995-1, a Texas joint venture

                        By: /s/ Six CD, Ltd.
                                ------------------------------------------------
                                Six CD, Ltd., a Joint Venturer


                        By: /s/ CD-GP, Inc.
                                ------------------------------------------------
                                CD-GP, Inc., its general partner

                        By: /s/ S. Jay Williams
                                ------------------------------------------------
                                S. Jay Williams, President

                        By: /s/ VeriQuest Private Capital Limited
                                ------------------------------------------------
                                VeriQuest Private Capital Limited,
                                a Joint Venturer

                        By: /s/ VeriQuest Companies, Inc.
                                ------------------------------------------------
                                VeriQuest Companies, Inc., its general partner


                        By: /s/ Jerry E. Allgood
                                ------------------------------------------------
                                Jerry E. Allgood, President


Receipt  of a fully  executed  copy of the  Contract  and a  check,  subject  to
collection  for  the  Earnest  Money  Deposit  received  this   _________day  of
_________________1998.


                  TITLE COMPANY:          SAFECO LAND TITLE COMPANY


                                          By:
                                          Name:
                                          Title:

                                   EXHIBIT "A"

                                Legal Description